Exhibit 16.1



October 4, 2004



Mr. Charles F. Cimitile
Chief Financial Officer
SPAR Group, Inc.
580 White Plains Road
Tarrytown, New York 10591

Dear Mr. Cimitile:

This is to confirm that the client-auditor relationship between SPAR Group, Inc. (Commission File Number 0-27824) and Ernst & Young LLP will cease upon completion of the quarterly review for SPAR Group, Inc.'s fiscal quarter ending September 30, 2004.

                                               Very truly yours,


                                               /s/ Ernst & Young LLP




cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
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